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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) of California Micro Devices Corporation (the "Company") pertaining to the Company's (a) 1995 Employee Stock Option Plan, as amended, (b) 1995 Non-Employee Directors' Stock Option Plan, as amended, and (c) 1995 Employee Stock Purchase Plan, as amended, of our report dated April 29, 2002, with respect to the financial statements and schedule of California Micro Devices Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 2002, filed with the Securities and Exchange Commission.

                                                                                                /s/ ERNST & YOUNG LLP

San Jose, California
December 23, 2002

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  Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS